As filed with the U.S. Securities and Exchange Commission on January 21, 2026

Registration No. 333-291812

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

K WAVE MEDIA LTD.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	7819	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

121 South Church Street

George Town, Grand Cayman,

KY1-1104

Cayman Islands

(Address of principal executive offices)

Tel: 703-790-0717

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Andrew M. Tucker

Duane Morris LLP

901 New York Avenue

N.W., Suite 700 East

Washington, DC 20001-4795

Telephone: (202) 776-5248

Approximate date of commencement of proposed sale to public: From time to time after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form F-1 (File No. 333-291812) of K Wave Media Ltd. (the “Registration Statement”) is being filed as an exhibit-only filing solely for the purpose of filing updated Exhibits 23.1, 23.2, 23.3, 23.4 and 23.5 and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 1 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from the Registration Statement filed on November 26, 2025.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

PIPE Securities Purchase Agreement

On January 31, 2025, the Company entered into a securities purchase agreement (the “PIPE Securities Purchase Agreement”), with certain institutional and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the PIPE Investors, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), promissory notes (the “PIPE Notes”) convertible into shares of Company common stock, par value $0.0001 per share (the financing under the PIPE Securities Purchase Agreement hereinafter referred to as the “PIPE Financing”) with an aggregate original principal amount of $4.5 million (the “Aggregate Closing PIPE Proceeds”). The PIPE Notes issued in the PIPE Financing were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the PIPE Subscription Agreements. In addition, upon conversion the PIPE Investors shall receive approximately 900,000 shares of K Enter Ordinary Shares from a K Enter shareholder, such shares shall be convertible into shares of Company common stock, par value $0.0001 per share.

The Aggregate Closing PIPE Proceeds will be a part of the aggregate cash proceeds available for release to the Company in connection with the transactions contemplated by the Business Combination Agreement. The PIPE Notes are convertible into Ordinary Shares, $0.0001 par value per share, at a price of $10.00 per share, to be adjusted downwardly as further described in the Form of Convertible Senior Unsecured Note, bear interest at 3.00% to be paid semi-annually, and mature on the thirty-sixth (36) month anniversary of the issuance date of the PIPE Notes.

Pursuant to the PIPE Securities Purchase Agreement, the PIPE Investors will entered into a registration rights agreement (the “PIPE Registration Rights Agreement”) at the closing of the transactions contemplated by the PIPE Securities Purchase Agreement (the “PIPE Closing”). Pursuant to the PIPE Registration Rights Agreement, the Company agrees to provide certain registration rights with respect to the shares of its Ordinary Shares issuable upon conversion of the PIPE Notes in accordance with the terms of the PIPE Notes.

Standby Equity Purchase Agreement

On June 3, 2025, we entered into a securities purchase agreement with Bitcoin Strategic Reserve KWM LLC, providing for the sale by the Company of up to $500 million of Ordinary Shares.

Proceeds from the facility will be used to support the Company’s Bitcoin-centric digital asset treasury strategy as well as for working capital and M&A activities, further expanding its content and K-POP related businesses. Under this initiative, K Wave will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the facility to the purchasing, long-term holding, and yield optimization of Bitcoin (BTC) — positioning itself among the first publicly traded media companies to integrate BTC directly into its core treasury operations. In addition, the Company plans to operate Bitcoin Lightning Network nodes and invest in Bitcoin-native infrastructure to enhance decentralization and facilitate on-chain transaction rewards.

Copies of the press release and the securities purchase agreement are attached as Exhibits 99.1 and 99.2 with the current report on Form 6-K filed with the SEC on June 4, 2025, available at www.sec.gov.

Item 8. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the audited consolidated financial statements or the notes thereto.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that: provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Amended and Restated Memorandum and Articles of Association of K Wave Media Ltd. (incorporated by reference to Annex B to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

2.1**	Merger Agreement, dated as of June 15, 2023, by and among Global Star Acquisition Inc., K Enter Holdings Inc., K Wave Media Ltd. and GLST Merger Sub Inc. (incorporated by reference to Annex A to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

2.2**	First Amendment to the Merger Agreement, dated as of March 11, 2024, by and among Global Star Acquisition Inc., K Enter Holdings Inc., K Wave Media Ltd. and GLST Merger Sub Inc. (incorporated by reference to Annex A to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

2.3**	Second Amendment to the Merger Agreement, dated as of June 28, 2024, by and among Global Star Acquisition Inc., K Enter Holdings Inc., K Wave Media Ltd. and GLST Merger Sub Inc. (incorporated by reference to Annex A to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

2.4**	Third Amendment to the Merger Agreement, dated as of July 25, 2024, by and among Global Star Acquisition Inc., K Enter Holdings Inc., K Wave Media Ltd. and GLST Merger Sub Inc. (incorporated by reference to Annex A to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

2.5**	Fourth Amendment to the Merger Agreement, dated as of December 11, 2024, by and among Global Star Acquisition Inc., K Enter Holdings Inc., K Wave Media Ltd. and GLST Merger Sub Inc. (incorporated by reference to Annex A to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

3.1**	Global Star Acquisition, Inc. Amended and Restated Certificate of Incorporation, dated September 19, 2022 (incorporated by reference to Exhibit 3.2 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

3.2**	Global Star Acquisition, Inc. Bylaws (incorporated by reference to Exhibit 3.3 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

3.3**	Form of PubCo’s Amended and Restated Memorandum and Articles of Association (incorporated by reference to Annex B to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

3.4**	First Amendment to the Amended and Restated Certificate of Incorporation of Global Star Acquisition Inc., dated August 28, 2023 (incorporated by reference to Exhibit 3.1 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on August 28, 2023).

3.5**	Second Amendment to the Amended and Restated Certificate of Incorporation of Global Star Acquisition Inc., dated June 14, 2024 (incorporated by reference to Exhibit 3.1 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on June 17, 2024).

3.6**	Third Amendment to the Amended and Restated Certificate of Incorporation of Global Star Acquisition Inc., dated December 6, 2024. (incorporated by reference to Exhibit 3.6 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

4.1**	Specimen Unit Certificate of Global Star Acquisition, Inc. (incorporated by reference to Exhibit 4.1 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

4.2**	Specimen Class A Common Stock Certificate of Global Star Acquisition, Inc. (incorporated by reference to Exhibit 4.2 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

4.3**	Specimen Warrant Certificate of Global Star Acquisition, Inc. (incorporated by reference to Exhibit 4.3 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

4.4**	Warrant Agreement, dated as of September 19, 2022, between Global Star Acquisition, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

4.5**	Placement Unit Purchase Agreement, dated September 22, 2022, between Global Star Acquisition, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.7 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

4.6**	Rights Agreement, dated September 22, 2022, between Global Star Acquisition, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

4.7**	Specimen Common Share Certificate of K Wave Media Ltd. (incorporated by reference to Exhibit 4.7 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

4.8**	Specimen Warrant Certificate of K Wave Media Ltd. (incorporated by reference to Exhibit 4.8 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

4.9**	Specimen Rights Certificate of K Wave Media Ltd. (incorporated by reference to Exhibit 4.9 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

5.1**	Opinion of Maples and Calder (Cayman) LLP as to the validity of K Wave Media Ltd. ordinary shares.

8.1**	Tax Opinion Letter of Nelson Mullins Riley & Scarborough LLP (incorporated by reference to Exhibit 8.1 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

8.2**	Tax Opinion Letter of Loeb & Loeb LLP (incorporated by reference to Exhibit 8.2 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.1**	Letter Agreement, dated as of September 22, 2022, by and among Global Star Acquisition, Inc., its officer, its directors and Global Star Acquisition 1 LLC (incorporated by reference to Exhibit 10.1 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

10.2**	Investment Management Trust Agreement, dated as of September 22, 2022, by and between Global Star Acquisition, Inc. and Continental Stock & Trust Company (incorporated by reference to Exhibit 10.2 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

10.3**	Registration Rights Agreement, dated as of September 22, 2022, by and among Global Star Acquisition, Inc., Global Star Acquisition 1 LLC and certain security holders (incorporated by reference to Exhibit 10.3 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

10.4**	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Annex D to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

10.5**	Placement Unit Purchase Agreement, dated as of September 22, 2022, by and between Global Star Acquisition, Inc. and Global Star Acquisition 1 LLC (incorporated by reference to Exhibit 10.4 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

10.6**	Promissory Note, dated February 14, 2022, issued from Global Star Acquisition, Inc. to Global Star Acquisition 1 LLC (incorporated by reference to Exhibit 10.2 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

10.7**	Securities Subscription Agreement, dated as of February 14, 2022, by and between Global Star Acquisition, Inc. and Global Star Acquisition 1 LLC (incorporated by reference to Exhibit 10.5 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

10.8**	Administrative Services Agreement, dated as of September 22, 2022, by and between Global Star Acquisition, Inc. and Global Star Acquisition 1 LLC (incorporated by reference to Exhibit 10.6 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

10.9**	Form of Lock-Up Agreement by and among K Wave Media Ltd., Global Star Acquisition, Inc., K Enter Holdings Inc. and certain other persons (incorporated by reference to Exhibit 10.1 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on June 22, 2023).

10.10**	Form of Amended and Restated Registration Rights Agreement by and among K Wave Media Ltd., Global Star Acquisition, Inc., certain former stockholders of Global Star Acquisition, Inc., certain former stockholders of K Enter Holdings Inc. and certain other persons (incorporated by reference to Exhibit 10.2 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on June 22, 2023).

10.11**	Form of PubCo’s 2024 Equity Incentive Plan (incorporated by reference to Annex C to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

10.12**	Share Purchase Agreement, dated April 9, 2023, by and between K Enter Holdings Inc. and certain shareholders of Apeitda Co., Ltd. and Amendment thereto dated September 14, 2023 (incorporated by reference to Exhibit 10.12 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.13**	Share Purchase Agreement, dated April 10, 2023, by and between K Enter Holdings Inc. and certain shareholders of Bidangil Pictures Co., Ltd. and Amendment thereto dated September 14, 2023 (incorporated by reference to Exhibit 10.13 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.14**	Share Purchase Agreement, dated April 10, 2023, by and between K Enter Holdings Inc. and certain shareholders of The LAMP Co., Ltd. and Amendment thereto dated September 14, 2023. (incorporated by reference to Exhibit 10.14 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.15**	Share Purchase Agreement, dated April 9, 2023, by and between K Enter Holdings Inc. and certain shareholders of Studio Anseilen Co., Ltd. and Amendment thereto dated September 14, 2023 (incorporated by reference to Exhibit 10.15 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.16**	Share Purchase Agreement and Shareholder Agreement, both dated April 12, 2023, by and between K Enter Holdings Inc. and certain shareholders of First Virtual Lab Inc. (incorporated by reference to Exhibit 10.16 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.17**	Share Purchase Agreement, dated March 31, 2023, by and between K Enter Holdings Inc. and certain shareholders of Play Company Co., Ltd. and Amendment thereto dated September 30, 2023 (incorporated by reference to Exhibit 10.17 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.18**	Equity Purchase Agreement, dated March 31, 2023, by and between K Enter Holdings Inc. and certain shareholders of Solaire Partners LLC. and Amendments thereto dated September 14, 2023 and January 18, 2024, respectively (incorporated by reference to Exhibit 10.18 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.19**	Share Purchase Agreement, dated January 31, 2024, by and between Solaire Partners Limited Liability Company and K Enter Holdings Inc. (incorporated by reference to Exhibit 10.19 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.20**	Share Purchase Agreement, dated January 31, 2024, by and between King Bear Film LLC and K Enter Holdings Inc. (incorporated by reference to Exhibit 10.20 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.21**	April 27, 2023 Lease between Zoa Zoa, Inc., as landlord and K Enter Holdings Inc., as tenant (incorporated by reference to Exhibit 10.21 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.22††**	June 1, 2023 Lease between Solaire Partners, LLC, as landlord and K Enter Holdings Inc., as tenant (incorporated by reference to Exhibit 10.22 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.23**	Development Agreement, dated May 25, 2023, between K Enter Holdings Inc. and Studio Anseilen Co., Ltd. (incorporated by reference to Exhibit 10.23 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.24**	$1,000,000 Convertible Bond, issued by Prototype Group, Inc., dated August 10, 2023 (incorporated by reference to Exhibit 10.24 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.25**	Loan Agreement, dated September 6, 2023, between K Enter Holdings Inc., as lender and Studio V Plus Co., Ltd., as borrower (incorporated by reference to Exhibit 10.25 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.26**	Series A Convertible Preferred Stock Purchase Agreement, dated as of May 4, 2023, by and between K Enter Holdings Inc. and K Enter Holdings Korea Investment Partnership (incorporated by reference to Exhibit 10.26 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.27**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 13, 2023, by and between K Enter Holdings Inc. and Tan Chin Hwee (incorporated by reference to Exhibit 10.27 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.28**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 13, 2023, by and between K Enter Holdings Inc. and Young Han Yoon (incorporated by reference to Exhibit 10.28 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.29**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 13, 2023, by and between K Enter Holdings Inc. and Hyeonho Yoon (incorporated by reference to Exhibit 10.29 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.30**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 19, 2023, by and between K Enter Holdings Inc. and Assai OY (incorporated by reference to Exhibit 10.30 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.31**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 19, 2023, by and between K Enter Holdings Inc. and Graham NG Yong Qian (incorporated by reference to Exhibit 10.31 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.32**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 19, 2023, by and between K Enter Holdings Inc. and Integrity Capital International (incorporated by reference to Exhibit 10.32 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.33**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 19, 2023, by and between K Enter Holdings Inc. and Rossipohja Sijoitus OY (incorporated by reference to Exhibit 10.33 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.34**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 20, 2023, by and between K Enter Holdings Inc. and Gan Cher Siong (incorporated by reference to Exhibit 10.34 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.35**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 30, 2023, by and between K Enter Holdings Inc. and Xeno Investment Asia (incorporated by reference to Exhibit 10.35 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.36**	Series A Convertible Preferred Stock Purchase Agreement, dated as of August 22, 2023, by and between K Enter Holdings Inc. and JVC INC. (incorporated by reference to Exhibit 10.36 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.37**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of August 25, 2023, by and between K Enter Holdings Inc. and Studio Santa Claus Entertainment (incorporated by reference to Exhibit 10.37 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.38**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of August 31, 2023, by and between K Enter Holdings Inc. and Dong Hwan Kim (incorporated by reference to Exhibit 10.38 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.39**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 5, 2023, by and between K Enter Holdings Inc. and Dan Ah Kim (incorporated by reference to Exhibit 10.39 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.40**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 5, 2023, by and between K Enter Holdings Inc. and Ji Gun Kim (incorporated by reference to Exhibit 10.40 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.41**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 5, 2023, by and between K Enter Holdings Inc. and Woon Jun Sung (incorporated by reference to Exhibit 10.41 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.42**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 7, 2023, by and between K Enter Holdings Inc. and Younglan Choi (incorporated by reference to Exhibit 10.42 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.43**	Termination and Amendment to the Share Purchase Agreement and the Shareholders Agreement by and amongst Sungkwon Kim, King Bear Film LLC, and K Enter Holdings Inc., dated January 31, 2024 (incorporated by reference to Exhibit 10.43 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.44**	Termination Agreement and Re-purchase Option Agreement by and amongst Sungkwon Kim, King Bear Film LLC, and K Enter Holdings Inc., dated March 5, 2024 (incorporated by reference to Exhibit 10.44 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.45**	Convertible Senior Unsecured Note, dated June 4, 2024 issued by K Enter Holdings, Inc. to Innocus Global Group Pte Ltd., as Purchaser (incorporated by reference to Exhibit 10.45 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.46**	Convertible Senior Unsecured Note, dated June 5, 2024 issued by K Enter Holdings, Inc. to Global Star Capital VCC – Alpha Opportunities Fund, as Purchaser (incorporated by reference to Exhibit 10.46 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.47††**	Form of Employment Agreement by and between K Wave Media Ltd. and Tan Chin Hwee (incorporated by reference to Exhibit 10.47 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.48††**	Form of Employment Agreement by and between K Wave Media Ltd. and Jun Jong (incorporated by reference to Exhibit 10.48 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.49††**	Form of Employment Agreement by and between K Wave Media Ltd. and Jihun Byun (incorporated by reference to Exhibit 10.49 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.50**	Loan Agreement, dated April 22, 2024 between K Enter Holdings, Inc. and Young Jae Lee (incorporated by reference to Exhibit 10.50 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.51**	Loan Agreement, dated April 23, 2024 between K Enter Holdings, Inc. and Young Jae Lee (incorporated by reference to Exhibit 10.51 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.52**	Loan Agreement, dated May 3, 2024 between K Enter Holdings, Inc. and Young Jae Lee (incorporated by reference to Exhibit 10.52 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.53**	Loan Agreement, dated April 26, 2024 between K Enter Holdings, Inc. and Bidangil Pictures Co., Ltd (incorporated by reference to Exhibit 10.53 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.54**	Extension and Amendment Agreement to the Convertible Bond, dated August 9, 2024 (incorporated by reference to Exhibit 10.54 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.55**	Loan Agreement, dated August 19, 2024 between Global Star Acquisition I LLC and K Enter Holdings Inc. (incorporated by reference to Exhibit 10.55 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.56†**	Agreement between Play Company Co., Ltd. and Hybe Co., Ltd, dated January 26, 2024 (incorporated by reference to Exhibit 10.56 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.57†**	Agreement between Play Company Co., Ltd. and SM Entertainment Co., Ltd, dated December 12, 2023 (incorporated by reference to Exhibit 10.57 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.58**	Share Subscription Agreement, dated September 24, 2024 between K Enter Holdings, Inc. and GF Korea Inc. (incorporated by reference to Exhibit 10.58 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.59**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of October 10, 2023, by and between K Enter Holdings Inc. and Mavs Inc. (incorporated by reference to Exhibit 10.59 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.60**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 21, 2024, by and between K Enter Holdings Inc. and Shawn Loh (incorporated by reference to Exhibit 10.60 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.61**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 25, 2024, by and between K Enter Holdings Inc. and Innocus Global Group PTE. Ltd. (incorporated by reference to Exhibit 10.61 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.62**	Release Agreement No. 1, dated as of September 30, 2024, by and between K Enter Holdings Inc. and KPMG Samjong Accounting Corp. (incorporated by reference to Exhibit 10.62 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.63**	Release Agreement No. 2, dated as of September 30, 2024, by and between K Enter Holdings Inc. and KPMG Samjong Accounting Corp. (incorporated by reference to Exhibit 10.63 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.64**	Release Agreement, dated as of September 30, 2024, by and between K Enter Holdings Inc. and Lee & Ko. (incorporated by reference to Exhibit 10.64 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.65**	Release Agreement, dated as of September 30, 2024, by and between K Enter Holdings Inc. and BAE, Kim & Lee LLC. (incorporated by reference to Exhibit 10.65 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.66**	Loan Extension Agreement, dated October 23, 2024 between K Enter Holdings, Inc. and Young Jae Lee (incorporated by reference to Exhibit 10.66 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.67**	Loan Extension Agreement, dated October 25, 2024 between K Enter Holdings, Inc. and Bindangil Pictures Co., Ltd. (incorporated by reference to Exhibit 10.67 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.68**	Loan Extension Agreement, dated November 4, 2024 between K Enter Holdings, Inc. and Young Jae Lee (incorporated by reference to Exhibit 10.68 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.69**	Securities Purchase Agreement, dated July 3, 2025, among K Wave Media Ltd., Anson Investments Master Fund, LP and Anson East Master Fund LP and Anson Investments Master Fund L.P. (incorporated by reference to Exhibit 99.2 of K Wave Media Ltd.’s Report on Form 6-K, dated July 30, 2025).

10.70**	Standby Equity Purchase Agreement, dated June 3, 2025, by and between K Wave Media Ltd. and Bitcoin Strategic Reserve, LLC (incorporated by reference to Exhibit 99.2 of K Wave Media Ltd.’s Report on Form 6-K, dated June 4, 2025).

10.71**	Purchase Agreement, dated July 12, 2023, by and between Global Star Acquisition I, K Enter Holdings Inc. and Global Star Acquisition I LLC (incorporated by reference to Exhibit 10.2 of Global Star Acquisition Inc.’s 8-K, dated July 17, 2023).

10.72**	Securities Purchase Agreement, dated January 31, 2025, by and among Global Star Acquisition Inc. and the investors named therein (incorporated by reference to Exhibits 10.1 Global Star Acquisition Inc.’s 8-K, dated February 7, 2025).

21**	List of Subsidiaries of K Wave Media Ltd. (incorporated by reference to Exhibit 21 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

23.1*	Consent of Samil PricewaterhouseCoopers independent registered public accounting firm of K Wave Media Ltd. for report dated May 14, 2025.

23.2*	Consent of Samil PricewaterhouseCoopers, independent registered public accounting firm of K Enter Holdings Inc. for report dated May 14, 2025.

23.3*	Consent of Samil PricewaterhouseCoopers, independent registered public accounting firm of Play Company Co., Ltd. for report dated May 14, 2025.

23.4*	Consent of Samil PricewaterhouseCoopers, independent auditors of Bidangil Pictures Co., Ltd. for report dated May 14, 2025.

23.5*	Consent of Samil PricewaterhouseCoopers, independent auditors of The LAMP Co., Ltd. for report dated May 14, 2025.

23.6**	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).

23.10**	Consent of EverEdge Pte. Ltd., provider of fairness opinions to Global Star Acquisition, Inc. (incorporated by reference to Exhibit 23.11 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

23.11**	Consent of KPMG (incorporated by reference to Exhibit 23.12 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

24.1**	Power of attorney (included on the signature page to registration statement).

101*	Inline Interactive Data Files

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107**	Filing Fee Table.

*	Filed herewith.
**	Previously filed.
†	The Registrant has redacted provisions or terms of this Exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the Exhibits have been omitted, these Exhibits include a prominent statement on the first page of each redacted Exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. The Registrant agrees to furnish an unredacted copy of the Exhibit to the SEC upon its request.
††	Indicates a management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on January 21, 2026.

K WAVE MEDIA LTD.

By:	/s/ Ted Kim
Name:	Ted Kim
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ted Kim	Director and Chief Executive Officer	January 21, 2026
Ted Kim	(Principal Executive Officer)

/s/ Yong (Howard) Fang	Chief Financial Officer	January 21, 2026
Yong (Howard) Fang	(Principal Financial Officer)

*	Director and Chairman	January 21, 2026
Pyeung Ho Choi

*	Director	January 21, 2026
Hyung Seok Cho

*	Director	January 21, 2026
Yang Kan Chong

*	Director	January 21, 2026
Jaekeun Kim

*	Director	January 21, 2026
Tae Woo Kim

*	Director	January 21, 2026
Young Jae Lee

* /s/ Ted Kim
Ted Kim
Attorney-in fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of K Wave Media Ltd., has signed this registration statement or amendment thereto on January 21, 2026.

Authorized United States Representative

/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.